Lexaria Studies Nitric Oxide Levels in Human Subjects

Kelowna, BC / January 13, 2016 / Lexaria, Corp. (OTCQB:LXRP) (CSE:LXX) (the “Company”) is pleased to announce it has commissioned a study of nitric oxide levels in humans, as a biomarker for absorption of cannabidiol. The study is expected to provide additional evidence of the efficient absorption of cannabidiol from Lexaria food products enhanced with hemp oil, by demonstrating the elevation of nitric oxide in the human body in response to product ingestion.

The 1998 Nobel Prize in Medicine was awarded to Dr. Louis Ignarro, Robert F. Furchgott and Ferid Murad for their discovery that nitric oxide is a signaling molecule responsible for dilation of blood vessels. “In the heart, nitric oxide is the body’s way of protecting against cardiovascular disease,” Ignarro said. “The arteries make nitric oxide to lower blood pressure and improve blood flow to organs because it is a vaso-dialator, which means it widens or relaxes the arteries so that more blood can flow through, therefore lowering the pressure within the arterial system.” (www.news.usc.edu)

Nitric oxide levels in the body can be elevated through a variety of dietary sources including some of the ingredients found in Lexaria and ViPova food products. “An increase in nitrate intake can augment circulating nitrite and nitric oxide. Consumption of a nitrate-rich meal can lower systolic blood pressure and pulse pressure and increase large artery compliance acutely in healthy men and women. If sustained, these effects could contribute to better cardiovascular health.”(1) Lexaria believes that elevated nitric oxide levels after the ingestion of Lexaria food products could be of great interest to the health & wellness and fitness communities.

Another potent promoter of nitric oxide levels in the human body is the endocannabinoid anandamide, which is augmented significantly through administration of products that deliver bioavailable cannabidiol. In light of this fact, Lexaria has set out to demonstrate that its cannabinoid bioabsorption enhancing technology can augment nitric oxide levels in significant quantities. The study is testing the effects of nitric oxide levels following ingestion of several flavors of ViPova™ Tea, ViPova™ Coffee and Hot Chocolate, as well as both flavors of Lexaria Energy Foods’ protein-energy bars. Lexaria is specifically quantifying nitric oxide response secreted via the salivary glands.

Beyond serving as a biomarker surrogate for cannabidiol absorption, it is important to note that nitric oxide levels within the human body have important implications for overall health and wellness. Elevated levels of nitric oxide in the body have been shown to have many benefits ranging from anti-infective properties to athletic performance and endurance enhancing effects. Nitric oxide causes increased flow of oxygen and nutrients to tissues and simultaneous increased removal of toxins from tissues such as lactic acid which accumulates due to intense physical activity. Its half-life is measured only in seconds, meaning it must be produced by the body on a regular basis in order to be available for use.

“Dietary nitrate supplementation improved endurance during severe-intensity exercise in recreationally active subjects.”(2) Therefore, Lexaria’s study findings could have numerous health applications associated with stimulation of nitric oxide production in the human body due to the cannabidiol absorption enhancing properties of its technology, in addition to the other medicinal effects of cannabinoid administration in general.

Lexaria expects to conclude analysis and reporting of its study findings shortly and will announce the outcome soon.

Nitric Oxide is a different molecule from Nitrous Oxide or from Nitrogen Dioxide and should not be confused with either of them. Nitric Oxide is naturally produced by most animals, including humans.

(1)	Effects of a nitrate-rich meal on arterial stiffness and blood pressure in healthy volunteers. Liu AH, Bondonno CP, Croft KD, Puddey IB, Woodman RJ, Rich L, Ward NC, Vita JA, Hodgson JM. October 2013

(2)	Effects of nitrate on the power-duration relationship for severe-intensity exercise. Kelly J1 , Vanhatalo A, Wilkerson DP, Wylie LJ, Jones AM. September 2013

About Lexaria
Lexaria is a food sciences company focused on the delivery of active compounds that can behave as superfoods through its proprietary infusion technologies. Lexaria’s technology enables higher bioavailability rates for CBD; THC; NSAIDs; Nicotine and other molecules than is possible without lipophilic enhancement technology. This can allow for lower overall dosing requirements and/or higher effectiveness in active molecule delivery. Lexaria hopes to reduce other common but less healthy ingestion methods such as smoking as it embraces the benefits of public health. www.lexariaenergy.com

About ViPovaTM
ViPovaTM uses only legal hemp oil extracts, grown from agricultural hemp in locations where it is legal to do so, in ViPovaTM-branded tea. ViPovaTM uses its patent-pending process to infuse concentrated amounts of hemp oil within lipids in its tea, providing more bioactivity and comfort to the body during the absorption process. Only ViPovaTM has this ground-breaking technology for hemp oil/lipid infusion. www.vipova.com

FOR FURTHER INFORMATION PLEASE CONTACT:

Lexaria Corp.
Chris Bunka
Chairman & CEO
(250) 765-6424

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements, including but not limited to: the potential industry-changing achievement as a results of the laboratory test findings, that the in vitro findings provide compelling evidence of the future intestinal absorption enhancing capabilities of the technology, that the Company may become a leader in the development of potentially a wide range of product lines with enhanced gastro-intestinal absorption performance capabilities, that bioavailability testing in animals is likely to yield even stronger absorption results in the presence of natural intestinal fluid conditions, or that the technology will function in a similar manner if tested with THC, nicotine, or any of the other molecules named in our patent applications. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Access to capital, or lack thereof, is a major risk and there is no assurance that the Company will be able to raise required working capital. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition, the patent application and approval process and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that the medical marijuana, hemp oil sector, or alternative health businesses will provide any benefit to Lexaria, or that the Company will experience any growth through participation in these sectors. There is no assurance that existing capital is sufficient for the Company's needs or that it will need to attempt to raise additional capital. There is no assurance that any planned corporate activity, business venture, or initiative will be pursued, or if pursued, will be successful. There is no assurance that any hemp oil or cannabinoid-based product will promote, assist, or maintain any beneficial human health conditions whatsoever. There is no assurance that elevated nitric oxide levels will offer any improvement to human health. There is no assurance that additional testing will continue to result in any improvement in absorption versus controls. There is no assurance that the cannabinoid/lipid infusion technology will provide any increase in bioavailability to any individual person. There is no assurance that any patent application in the USA or any other nation or under any treaty will result in the award of an actual patent; nor that an award of any actual patent will protect against challenges from unknown third parties. There is no assurance that any of Lexaria’s postulated uses, benefits, or advantages for the patent-pending technology will in fact be realized in any manner or in any part. No statement herein has been evaluated by the Food and Drug Administration (FDA). ViPovaTM products are not intended to diagnose, treat, cure or prevent any disease.

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